Exhibit 99.1
First Quarter 2013 Earnings Conference Call Friday, May 3, 2013 10:30 AM ET
Forward Looking StatementsAnd Other Disclosures 2 Safe Harbor Statement: Some of the Statements in this document concerning future company performance will be forward-looking within the meanings of the securities laws. Actual results may materially differ from those discussed in these forward-looking statements, and you should refer to the additional information contained in Chesapeake Utilities Corporation's 2012 Annual Report on Form 10-K filed with the SEC and our other SEC filings concerning factors that could cause those results to be different than contemplated in today's discussion.REG G Disclosure: Today's discussion includes certain non-GAAP financial measures as defined under SEC Regulation G. Although non-GAAP measures are not intended to replace the GAAP measures for evaluation of Chesapeake's performance, Chesapeake believes that the portions of the presentation, which include certain non-GAAP financial measures, provide a helpful comparison for an investor's evaluation purposes.Gross Margin: Gross Margin is determined by deducting the cost of sales from operating revenue. Cost of sales includes the purchased fuel cost for natural gas, electric and propane distribution operations and the cost of labor spent on different revenue-producing activities. Other companies may calculate gross margin in a different manner.
3 Year to Date Financial Results Highlights39% increase in net income and earnings per shareKey Drivers of increased gross margin:Weather returning to normal ($3.2 million)Strong retail propane margins per gallon ($2.1 million)Growth in natural gas businesses ($1.6 million) First Quarter 2013 Performance Summary
4 Regulated Energy Segment Results Highlights17% increase in operating income$3.3 million increase in gross margin due to:More normal temperatures ($1.2 million)Organic customer growth on both the Delmarva Peninsula and in Florida ($801,000)Expansion initiatives in Delaware, Maryland and Florida completed in 2012 ($794,000) First Quarter 2013 Performance Summary
5 Unregulated Energy Segment Results Highlights82% increase in operating income41% increase in gross margin due to:Return to normal temperatures/timing of deliveries ($2.5 million)Strong retail propane margins per gallon ($2.1 million)Increased operating income as a result of the Glades Gas propane acquisition ($220,000) First Quarter 2013 Performance Summary
6 Other Segment Results HighlightsOperating loss of $125,000 compared to operating income of $121,000 for 1st Quarter 2012 Consistent quarter-over- quarter gross margin at BravePoint$273,000 increase in other operating expenses at BravePoint primarily due to higher payroll and related costs First Quarter 2013 Performance Summary
Reconciliation of EPS For the Three Months Ended March 31, 2013 7 Return to normal winter weather in 2013 provided $1.9 million or $0.20 per share favorable impact in the first quarter of 2013 compared to the same period last yearNatural gas and propane businesses added increased margins of $2.7 million or $0.28 per share for the quarter ended March 31, 2013
Building for the Future 8 We make investments that are projected to achieve their return on capital.We have invested approximately $227 million over the last 5 years.Capital expenditures for 2013 are budgeted to be $112 million, which represents the largest capital budget in our history.Historically, actual capital expenditures have typically lagged behind the budgeted amounts so some spending may carry into 2014.
Equity/Permanent Capitalization 56.9% 61.0% 69.6% 67.0% 70.0% 70.9% Equity/Total Capitalization 49.4% 56.1% 58.2% 61.1% 60.0% 62.9% Total Capitalization For the Years Ended December 31, and Quarter Ended March 31, 2013 Chesapeake has provided 9.0 percent earnings and 4.5 percent dividend growth since 2007 while strengthening our balance sheet. 9
10 Earnings and Dividend Growth Our Commitment to Dividend Growth Supported by Earnings Growth Chesapeake has paid a consecutive dividend for 52 years.Chesapeake has paid an increasing dividend for the last 10 years.In 2013, the annualized dividend was increased by $0.08 per share, or approximately 5.5%. Sustainable growth equals ROE minus book yield.
Natural Gas Expected to Have a Sustained Price Advantage(CHART) 11

Delmarva Growth Opportunities


EASTERN SHORE NATURAL GAS
EASTERN SHORE NATURAL GAS SYSTEM MAP
1
2
3
4
5
6

New Service in Delaware and Maryland

2011 - 2012 Projects

1. Natural gas expansion for southeastern DE (Nov – Dec 2011)
   - Annualized gross margin - $1.3 million (Distribution - $391k and Transmission - $935k)
2. Natural gas expansion to serve two new facilities in Eastern Sussex County (March – August 2012)
   - Annualized gross margin - $597,000 (Distribution - $151k and Transmission - $446k)
3. Natural gas expansion to Worcester County, MD (June 2012 – Jan 2013)
   - Annualized transmission margin - $391k
4. Natural gas expansion to serve Cecil County, MD (Nov 2012)
   - Annualized transmission margin – $882k

2013 Projects

5. Firm natural gas transmission service to NRG Energy Center Dover, LLC (Nov 2013)
   - Annualized transmission margin - $2.4 - $2.8 million
6. Delaware City Refinery Expansion (Dec 2013)
   - Annualized transmission margin - $1.6 million
     - Replacing expiring contract generating $1.1 million in margin

TOP WORK PLACES 2012
CHESAPEAKE UTILITIES CORPORATION
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Florida Growth Opportunities

FLORIDA PRESENCE


HOLMES
JACKSON
GADSDEN
UNION
ALACHUA
NASSAU
AMELIA ISLAND
DUVAL
CLAY
ST. JOHNS
WASHINGTON
CALHOUN
LIBERTY
SUWANNEE
GILCHRIST
FLAGLER
LEVY
MARION
VOLUSIA
LAKE
GULF OF MEXICO
CITRUS
SEMINOLE
SUMTER
ORANGE
HERNANDO
OSCEOLA
PASCO
BREVARD
HILLSBOROUGH
INDIAN RIVER
OKEECHOBEE
POLK
ST. LUCIE
MANATEE
MARTIN
HARDEE
HIGHLANDS
PALM BEACH
DESOTO
GLADES
BROWARD
HENDRY
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2
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New Service in Florida

2012 Projects

1. Natural gas expansion to Nassau County, FL (April 2012)
    - Annualized gross margin - $1.3 million

2013 Projects

2. Natural gas expansion to an unaffiliated Florida utility (June 2013)
    - Estimated annualized gross margin - $840,000

3. Acquisition of Glades Gas Company operating assets (February 2013)
    - Gross margin of $220,000 for 1st quarter 2013
    - Additional 3,000 propane customers in the Okeechobee and Clewiston markets

TOP WORK PLACES 2012
CHESAPEAKE UTILITIES CORPORATION
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2013 Focus and Beyond 14
2013 Focus and Beyond 15
Our Goals Continue to operate in a cost effective, safe mannerCreatively develop new growth opportunities and convert into valuable services for our current and new customersFurther invest in our people and processes to set the stage for future growth We take our responsibility to our investors very seriously and will continue to pursue an aggressive, but disciplined, growth strategy in our efforts to generate attractive returns on capital. 16

Q & A
Thank you!

Michael P. McMasters, President & CEO
302.734.6799; mmcmasters@chpk.com

Beth W. Cooper, Senior Vice President & CFO
302.734.6022; bcooper@chpk.com

TOP WORK PLACES 2012

CHESAPEAKE UTILITIES CORPORATION

Appendices
First Quarter Gross Margin and Operating Income Contribution Gross Margin Operating Income A-1 (CHART) 68% 29% 3% (CHART) 65% 35% < 1%
Major Expansion Initiatives That Have Already Commenced - 2013 and Annualized Financial Impact A-2 These services generated $16,000 in gross margin in the first quarter of 2012. (2) These services generated $4,000 in gross margin in the first quarter of 2012.
Upcoming Major Expansion Initiatives with Executed Contracts - Annualized Financial Impact A-3
Regulatory Snapshot A-4
Strategic Regulatory Initiatives and Benefits A-5
A-6 Strategic Regulatory Initiatives and Benefits (con't)